EXHIBIT 10.1
                                                                    ------------


                                 LEASE AGREEMENT
                                 ---------------









                         LANDLORD:     NEW BOSTON MONTVALE LIMITED PARTNERSHIP

                         TENANT:       SIMPLAYER.COM, LTD.

                         PREMISES:     91 MONTVALE AVENUE
                                       STONEHAM, MASSACHUSETTS









                               FROM THE OFFICE OF:
                        RAPPAPORT, ASERKOFF AND RAPPAPORT
                              ONE LONGFELLOW PLACE
                                   SUITE 3611
                                BOSTON, MA 02114







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                                      LEASE
                     NEW BOSTON MONTVALE LIMITED PARTNERSHIP
                                  ("LANDLORD")
                                       TO
                               SIMPLAYER.COM, LTD.
                                   ("TENANT")

                                TABLE OF CONTENTS
                                -----------------

SECTION I.  PREMISES...................................................1
SECTION II.  USE.......................................................1
SECTION III.  TERM.....................................................2
SECTION IV.  RENT......................................................2
SECTION V.   CONSTRUCTION AND PREPARATION OF THE PREMISES..............3
SECTION VI.  BUILDING AND EQUIPMENT....................................4
SECTION VII.  FLOOR LOAD, HEAVY MACHINERY..............................5
SECTION VIII.  SERVICES................................................6
SECTION IX.  UTILITIES.................................................7
SECTION X.  ADDITIONAL RENT............................................9
SECTION XI.  REMOVAL OF GOODS AND TENANT'S REPAIRS....................15
SECTION XII.  SALES TAX...............................................15
SECTION XIII.  IMPROVEMENTS AND ALTERATIONS...........................15
SECTION XIV.  INSPECTION..............................................16
SECTION XV.  CASUALTY.................................................16
SECTION XVI.  EMINENT DOMAIN..........................................17
SECTION XVII.  INDEMNIFICATION........................................18
SECTION XVIII.  PROPERTY OF TENANT....................................19
SECTION XIX.  INJURY AND DAMAGE.......................................19
SECTION XX.  ASSIGNMENT, MORTGAGING, AND SUBLETTING...................20
SECTION XXI.  SIGNS, BLINDS AND WINDOW TREATMENTS.....................22
SECTION XXII.  INSURANCE COMPLIANCE...................................22
SECTION XXIII.  INFLAMMABLES, ODORS...................................22
SECTION XXIV.  DEFAULT................................................22
SECTION XXV.  SUBORDINATION AND ESTOPPEL..............................24
SECTION XXVI.  NOTICES................................................25
SECTION XXVII.  RULES AND REGULATIONS.................................26
SECTION XXVIII.  QUIET ENJOYMENT......................................26
SECTION XXIX.  BINDING AGREEMENT......................................26
SECTION XXX.  PARTNERSHIP.............................................26
SECTION XXXI.  SEISIN.................................................27
SECTION XXXII.  INSURANCE.............................................27
SECTION XXXIII.  SUBROGATION, INSURANCE PREMIUMS......................27
SECTION XXXIV.  INTENTIONALLY DELETED.................................28
SECTION XXXIV.  INTENTIONALLY DELETED.................................28
SECTION XXXV.  REZONING...............................................28
SECTION XXXVI.  SEPARABILITY..........................................28
SECTION XXXVII.  WAIVER OF TRIAL BY JURY..............................28
SECTION XXXVIII.  NO WAIVER...........................................28
SECTION XXXIX.  HOLDING OVER..........................................28
SECTION XL.  CAPTIONS, PLURAL, GENDER.................................28
SECTION XLI.  BROKERAGE...............................................28

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SECTION XLII.  HAZARDOUS WASTE........................................29
SECTION XLIII.  SECURITY DEPOSIT......................................30
SECTION XLIV.  LANDLORD'S RIGHT TO PERFORM FOR TENANT.................31
SECTION XLV.  GOVERNING LAW...........................................32
SECTION XLVI.  INTENTIONALLY DELETED..................................32
SECTION XLVII.  FORCE MAJEURE.........................................32
SECTION XLVIII.  MULTIPLE COUNTERPARTS................................32










































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         THIS LEASE (the "LEASE") made and entered into as of this ____ day of
June, 2000, by and between NEW BOSTON MONTVALE LIMITED PARTNERSHIP, a Delaware Limited Partnership, having a business address at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 (hereinafter called "LANDLORD") and SIMPLAYER.COM, LTD. (hereinafter called "TENANT").

         SECTION I. PREMISES. Landlord leases to Tenant, and Tenant hereby hires and takes from Landlord the following described premises subject to the mortgages as hereinafter provided, and to all encumbrances of record.

         The "PREMISES" are that portion of a building in the Town of Stoneham, Commonwealth of Massachusetts, having a mailing address of 91 Montvale Avenue, Stoneham, Massachusetts 02180 (hereinafter called the "BUILDING") consisting of a total of approximately 16,355 square feet of net rentable area (the "NET RENTABLE AREA") on the second and third floors of the Building, and more particularly consisting of approximately 8,084 square feet of net rentable area on the second floor of the Building (the "SECOND FLOOR SPACE") as set forth on EXHIBIT A attached hereto and made a part hereof, which shall be delivered to the Tenant upon the execution hereof, and an additional 8,271 square feet of net rentable area on the third floor of the Building (the "THIRD FLOOR SPACE") as set forth on EXHIBIT A-1 attached hereto and made a part hereof. The Building and the parcel of land on which it is located are hereinafter referred to as the "PROPERTY" as described in EXHIBIT A-2.

         Landlord reserves and excepts all rights of ownership and use in all respects outside the Premises, including, without limitation, the Building and all other structures and improvements and plazas, parking areas, and common areas on the Property, except that at all times during the term of this Lease, Tenant shall have a reasonable means of access from the street to the Premises on a 24 hour per day, seven day per week basis, including elevator access. Without limitation of the foregoing reservation of rights by Landlord, it is understood that with regard to the Building and the Property, Landlord in its sole discretion shall have the right to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibition and displays, to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Building, and other structures and improvements on the Property, the Premises excepted. Landlord's exercise of its rights hereunder shall not unreasonably interfere with Tenant's use of the Premises nor reduce the number of parking spaces allotted to Tenant under this Lease.

         SECTION II. USE. Tenant shall have the right to use, in common with others so entitled, all common areas associated with the Building and located in the Building or on the Property including all hallways, elevator(s), if any, loading dock(s), access ways, walkways, parking areas, courtyards and landscaped areas. Tenant shall have the exclusive right to use twelve (12) reserved parking spaces, and up to an additional forty-three (43) unreserved parking spaces in common with others on the parking area located on the Property (the "MAXIMUM PARKING LOT USAGE"). Tenant covenants that at no time during the term of this Lease shall it exceed the Maximum Parking Lot Usage. Tenant shall use the Premises for general office use and other reasonable uses incidental and related thereto, provided that Tenant shall not use, permit nor suffer anything to be done or anything to be brought into or kept in the Premises or on

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the Property which in Landlord's reasonable judgment occasions discomfort or annoyance to any other tenants or occupants of the Building and parking area, or which may tend to impair the reputation or appearance of the Building or the Property, or tend to materially interfere with the proper and economic operation of the Building, parking area or the Property by Landlord, or which shall violate the Certificate of Occupancy for the Building or any law or regulation of any governmental body. If, due to Tenant's use of the Premises, improvements or alterations to the Premises or the Building are necessary to comply with any requirements imposed by law, Tenant shall pay the entire cost of such improvements or alterations.

         Tenant covenants that at no time during the term of this Lease shall the Premises be occupied at one time by more than seventy-five (75) employees or independent contractors hired in lieu of employees of Tenant (the "MAXIMUM OCCUPANCY"). Landlord shall be entitled to access to the Premises during regular business hours to monitor the occupancy of the Premises provided such monitoring will not interfere with the business operations of Tenant..

         Tenant covenants that it will move into the Premises promptly at the commencement of the term hereof and, will not abandon the Premises without the prior written notice to Landlord.

         SECTION III. TERM With respect to the Second Floor Space the term of this Lease shall commence upon the delivery of the Second Floor Space by Landlord to Tenant (the "COMMENCEMENT DATE"), and with respect to the entire Premises the term shall commence on August 1, 2000 and shall terminate on July 31, 2005. Upon the Commencement Date Landlord shall deliver the Second Floor Space free and clear of all tenants and in good working order.

         SECTION IV. RENT. Tenant shall pay the following "RENT":

         (a) From and after the date which is the earlier to occur of (i) occupancy of the Second Floor Space by Tenant for business purposes or (ii) August 15, 2000iii) (the "SECOND FLOOR RENT COMMENCEMENT DATE") Tenant shall pay annual "RENT" on the Second Floor Space equal to the product of the net rentable area of the Second Floor Space as set forth in Section I of this Lease (8,084 square feet) multiplied by $21.50.

         (b) From and after August 1, 2000 (the "THIRD FLOOR RENT COMMENCEMENT DATE") Tenant shall pay annual Rent on the Third Floor Space equal to the product of the Net Rentable Area of the Third Floor Space (8,271 square feet) as set forth in Section I of this Lease multiplied by $21.50.

         The Rent shall be paid in equal installments of one-twelfth (1/12) of the annual Rent in advance on the first day of each calendar month.

         Tenant shall pay a proportionate share of such monthly installment for any fraction of a calendar month at the beginning or end of the Lease term.

         Tenant shall pay the Rent and Additional Rent without demand or notice and without deduction, abatement, counterclaim, or set-off, to the Landlord in care of New Boston Montvale Limited Partnership, P.O. Box 42001, Providence, Rhode Island 02940, or at such other place as designated from time to time by Landlord in writing.

         In the event that the Rent is not paid within five days when due, Landlord shall assess and Tenant shall pay a late charge in an amount equal to interest at the rate of one and one-half percent (1 1/2%) per month on the unpaid balance from the date said Rent became due. All other charges which Tenant is required to pay hereunder, together with all interest and penalties that

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may accrue thereon, shall be deemed to be "ADDITIONAL RENT" and in the event of non-payment thereof by Tenant, beyond applicable notice and cure periods, Landlord shall have all the rights and remedies with respect thereto as would accrue to Landlord for non-payment of Rent.

         SECTION V.   CONSTRUCTION AND PREPARATION OF THE PREMISES.

         (a) Landlord's Work. Landlord shall do the work shown on EXHIBIT B attached hereto and made a part hereof as the work on the part of Landlord in a good and workmanlike manner in accordance with all laws, rules, regulations and ordinances applicable thereto, and in accordance with the scope of work set forth on said EXHIBIT B (herein referred to as "Landlord's Work"). Landlord's Work shall be done at Landlord's expense except as otherwise provided on EXHIBIT
B. To the extent practical, Landlord shall give advance notice to the Tenant of the approximate date upon which Landlord's Work shall be "substantially completed". "Substantial Completion" or "substantially completed" shall mean that Landlord's Work has been completed, except for minor details of mechanical adjustment, decoration and finish which do not materially interfere with Tenant's ability to use and occupy the Premises for the purposes permitted hereunder. If Substantial Completion of Landlord's Work is delayed due to any act or omission of Tenant or Tenant's representative, including, but not limited to, any delay by Tenant in submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay. The taking of possession of the Premises by Tenant shall be conclusive evidence of the acceptance of the Premises by Tenant and that the Premises are in good and satisfactory condition, in accordance with Landlord's obligations hereunder.

         (b) Tenant's Work. Tenant shall do the work, if any, shown on EXHIBIT B (herein referred to as "Tenant's Work"), as the work on the part of the Tenant, in a good and workmanlike manner in accordance with "Plans and Specifications" (as hereinafter defined) which have Landlord's written approval prior to the commencement of Tenant's Work, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant's business. "PLANS AND SPECIFICATIONS", as used in this
Section V(b) and in Section XIII, shall mean documents and drawings sufficient for contract bidding and work completion. All of the foregoing work and all work Tenant may undertake pursuant to Section XIII of this Lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act, as amended from time to time, and the acquisition by Tenant of a Building Permit from the municipal department having jurisdiction, if required. In no event shall Landlord be required to provide or install any trade fixtures or equipment. Tenant agrees to employ for any work it may do pursuant to Sections V(b) and XIV of this Lease, one or more responsible contractors whose labor will work in harmony with other labor working in and about the Building and Property and with suppliers of materials for use in construction in and about the Building and Property, and especially Tenant agrees that it will not do or permit to be done anything which would cause any labor difficulty in connection with any construction in and about the Building and Property. Tenant's Work shall be performed in a manner as to minimize

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interference with the proper and economic operation of the Building and the operations of other tenant's in the Building and Landlord may direct such work to be performed after regular business hours so as to minimize such" interference if reasonably necessary. Tenant shall require all contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements and to carry Commercial General Liability Insurance and Automobile Liability Insurance covering such contractors in or about the Premises, Building and Property in amounts not less than One Million Dollars ($1,000,000) combined single limits for property damage, for injury or death of more than one person in a single accident, and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work. Tenant agrees to indemnify and hold harmless Landlord and its management agent from all claims, actions, demands and causes of actions occasioned by Tenant's contractors being on or about the Premises, or the Building or the Property of which the same form a part and from Tenant's contractors performing work in the Premises.

         All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the labor or services, or furnish any materials, or otherwise participate in the improvement of the Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Premises, Building or Property to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises, Building or Property as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

         SECTION VI. BUILDING AND EQUIPMENT. Landlord shall keep in serviceable condition and repair and replace as necessary, the structure (including the foundation, floor slabs, and supporting columns and beams) and exterior of the Building, the plumbing and electrical systems, the heating, ventilating and air conditioning systems, and elevators servicing the Building (except for such equipment and serviceable lines installed by Tenant and except otherwise provided in Section VIII), and the exterior parking area serving the Building. The Landlord shall comply with applicable governmental rules, regulations, laws and ordinances affecting the Building and the Property, including, without limitation, the Americans with Disabilities Act, (excluding the Premises for which Tenant shall be responsible for all compliance with the Americans with Disabilities Act)unless the violation is caused by Tenant or Tenant's use of the Premises. The Landlord shall keep the sidewalks, common corridors, stairway, elevators, and all other means of ingress and egress for the Premises and all public portions of the Building in serviceable repair and in a reasonably clean and safe condition. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and operation of the plumbing and electrical, heating, ventilation and air conditioning systems and elevators when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which may become necessary or when it cannot secure supplies or labor or by reason of any other cause beyond its control, without liability or any abatement of Rent or Additional Rent being due thereby.

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         Notwithstanding the foregoing, if as a result of :

         (1) Landlord's negligence, misconduct or intentional actions, or failure to fulfill any covenant or provision of this Lease on its part to be performed (unless such failure is caused in whole or in part by the action or inaction of Tenant) which negligence, misconduct, intentional actions, or failure affects the life safety, HVAC, mechanical, electrical and/or plumbing systems of the Building ("ESSENTIAL SERVICES"); or (2) the United States Environmental Protection Agency, or any other federal, state or municipal governmental agency, officially declaring the Building or the Premises untenantable (unless such condition is caused in whole or in part by the action or inaction of Tenant), the conduct of Tenant's business is materially and adversely interfered with and precludes the Tenant's use of the Premises or a portion of the Premises ("MATERIAL FAILURE TO PROVIDE ESSENTIAL SERVICES"), then Tenant shall have the right hereinafter set forth. During such period of Material Failure to Provide Essential Services, Landlord will, if reasonably practical, arrange for the provision of Essential Services on an interim basis via temporary measures until final corrective measures can be accomplished. In the event a Material Failure to Provide Essential Services is not remedied by Landlord within ten (10) consecutive business days after written notice thereof from a corporate officer of Tenant, then Tenant shall have the right to abate the Rent and Additional Rent due or becoming due under this Lease until said Material Failure to Provide Essential Services is remedied by Landlord, but only to the extent that the foregoing conditions materially and adversely interfere with Tenant's business in the Premises or a portion of the Premises. Said Rent abatement shall be taken as a credit in four (4) equal installments against Tenant's rental obligations for the next four (4) successive calendar months hereunder.

         SECTION VII. FLOOR LOAD, HEAVY MACHINERY. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building in which the Premises are located. Any moving of any machinery and/or equipment into, out of, or within the Premises shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be at the sole risk and hazard of Tenant and Tenant will indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. In the event riggers shall be required to accomplish such moving, only persons holding a Master Rigger's License shall perform the work. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating panels of the Building in installing, ventilating or exhausting its equipment or in any other manner, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed.

         SECTION VIII. SERVICES. Landlord shall provide throughout the term of this Lease:

         (a) Access to the Building and Premises from the lobby Monday through Friday, excepting legal holidays in the Commonwealth of Massachusetts, hereinafter referred to as

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"business days", during normal business hours. Legal holidays in Massachusetts are shown on EXHIBIT C attached hereto. Normal business hours shall mean Monday through Friday, 8:00 AM to 6:00 PM, holidays excepted, Saturdays 8:00 AM to 1:00 PM. At all other times Landlord shall provide limited access to the Building and Premises in accordance with such Building standard entry system as shall from time to time be in effect. The Landlord reserves the right to alter the Building standard entry system as it sees fit. Notwithstanding any provision in this Lease to the contrary, Tenant shall always have 24 hours, seven days per week access to the Premises during the term of this Lease, including elevator service.

         (b) Use, in common with others, of all elevator facilities at all times.

         (c) Building Standard heat and air conditioning during normal business hours which is reasonably required for reasonably comfortable occupation of the Premises, under normal business operation at an occupancy of not more than one person per 218 square feet of Net Rentable Area and an electrical load not exceeding 3 watts per square foot of Net Rentable Area, subject to all governmental laws, regulations or restrictions now or hereafter in force pertaining to the furnishing or use of such heat and air conditioning. Landlord shall provide heat and air conditioning to Tenant at other than normal business hours, provided that Tenant pays Landlord its charges for supplying the same. At the commencement of the term of this Lease, Landlord's charge for supplying heat and air conditioning to Tenant at other than normal business hours is $30 per hour. Landlord reserves the right to increase this charge from time to time throughout the term of this Lease upon prior written notice to Tenant. Tenant shall not introduce into the Premises personnel or equipment which overloads the capacity of the Building HVAC systems or in any other way interferes with any system's ability to perform adequately its proper functions; provided, however, if Tenant violates the foregoing, Landlord may, at its option after the expiration of applicable notice and cure periods, elect to provide supplementary systems or otherwise take steps to cure such violation, at Tenant's sole reasonable cost and expense in all respects including, without limitation, system installation (and removal) and continuing costs of operation.

         (d) Cause the Premises to be kept reasonably clean, provided the Premises are kept in order by Tenant. The cleaning services provided hereunder are set forth on EXHIBIT D attached hereto and made a part hereof which represents the scope of the cleaning services. The cleaning services shall be provided only Monday through Friday, legal holidays excepted. Notwithstanding the foregoing, at no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any "medical waste", "infectious waste", "hazardous medical waste", "hazardous waste", as such terms may from time to time be defined in such municipal, state and federal statutes, laws, ordinances, rules and regulations as may apply to Tenant or to the Premises demised to Tenant because of the business, profession or activity carried on in the Premises by Tenant, Tenant's servants, agents, employees, invitees or anyone claiming by, through or under Tenant.

         (e) Hot and cold running water, toilet paper, paper towels and hand soap for common area wash rooms and lavatories.

         (f) Electricity for normal lighting of main lobby, elevators and stairs and electric service to the Premises of 3 watts per square foot.

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         (g) Snow and ice removal from all walkways, entrances and parking areas.

         SECTION IX. UTILITIES. As of the Commencement Date, Tenant shall pay for all utilities furnished to the Premises by Landlord or any other supplier, which may include cable service, water and sewer charges, electricity, gas, and telephone services, and all costs associated with the heating, ventilating and air conditioning units serving the Premises. The listing of any utility service in the previous sentence shall not constitute a representation that such utility service is available to the Premises. To the extent Landlord elects to separately meter the Premises for water, gas or electricity usage, a separate meter serving only the Premises shall be installed, maintained, repaired and replaced, as necessary, at Landlord's expense, and the cost of all such utilities shall be billed directly to Tenant by the appropriate public utility company.

         (a) Demand and Usage. To the extent not separately metered to the Premises, Landlord shall supply electricity, as supplied to Landlord by the electric utility, to the Premises to meet a demand requirement (utilizing the demand measurement standards established by the supplying utility under the rate applicable to Landlord) not to exceed 3.0 watts per square foot of Net Rentable Area for premises lighting and convenience outlets. Tenant agrees Tenant's use of the Premises shall not exceed such requirements or any limits from time to time established under applicable laws or regulations, or regulations of the utility provider(s). In addition to the Rent set forth in Section IV of this Lease and as part of the Additional Rent due under this Lease, Tenant shall pay Landlord the sum of $1.00 per square foot of Net Rentable Area per annum as an "ELECTRICITY CHARGE". The Electricity Charge shall be paid in equal installments of one-twelfth (1/12)of the Electricity Charge each in advance on the first day of each calendar month without deduction, demand, or set off, together with the Rent and Additional Rent described in this Lease. If Tenant's electricity demand exceeds the foregoing, Tenant shall pay the cost of such excess electricity demand.

         (b) Consumption. Landlord's supply of electricity shall allow for a rate of consumption by Tenant of 3.0 watts per square foot of Net Rentable Area, multiplied by sixty (60) hours of consumption per week. If Tenant's consumption exceeds such allowance, Tenant shall pay the excess costs.

         (c) Survey. From time to time during the Term or any extension thereof, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electrical usage. If such survey shows that Tenant has exceeded the aforesaid requirements or standards set forth in the Lease, then within thirty (30) days and in addition to any other rights Landlord may have hereunder, Tenant shall reimburse Landlord, as part of Tenant's Additional Rent, for the cost of such survey and the cost, as determined by such consultant, of electricity usage or demand in excess of such requirements or standards.

         (d) Escalation. Furthermore, it being the intention of the parties that the Rent set forth in Section IV of this Lease be net of any cost to Landlord of providing electric current to the Premises, if Landlord is furnishing electric current to the Premises (i.e. Tenant's Premises is not separately metered by the supplying utility company), Tenant shall pay, as part of Tenant's Additional Rent, an Escalation Charge calculated and payable as follows:

                  1. If Landlord's cost in supplying electricity to the Premises for any Operating Year exceeds the Electricity Charge (such excess being called "Tenant Excess

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Electricity Expenses"), Tenant shall pay to Landlord, as part of Tenant's
Additional Rent, an amount equal to the Tenant Excess Electricity Expenses for such year (and at that rate for a partial year and extrapolated to full occupancy if total Building electric current figures are used to calculate Tenant Excess Electricity Expenses). In determining and calculating the amount of the Tenant Excess Electricity Expenses for and in respect of any Operating Year, Landlord may utilize electric meters, equipment surveys, engineering estimates, electric consumption data for the entire Building, or any other reasonable measurement, calculation and allocation devices and formulas.

                  2. Tenant shall make reasonably estimated escalation payments on account of the Tenant Excess Electricity Expenses either in monthly installments or in year-end lump sum, as Landlord shall elect. After the end of each Operating Year, Landlord shall submit to Tenant an accounting of the Tenant Excess Electricity Expenses for such Operating Year. If the estimated payments by Tenant for such Year exceed Tenant's required payment on account of the Tenant Excess Electricity Expenses for that Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant (or refund the overpayment if the Term has ended and Tenant has no further obligations to Landlord). If, however, the required payments are greater than the estimated payments made by Tenant, Tenant shall pay to Landlord the difference within thirty (30) days after being billed therefor by Landlord.

         (e) Service and Metering. Landlord shall have the right at any time and from time to time to: (i) discontinue furnishing electricity to the Premises upon at least sixty (60) days' notice to Tenant provided Landlord shall, at Tenant's expense, separately meter the Premises; or (ii) continue or recommence to furnish electricity to the Premises, and install at Landlord's expense a so-called check meter which shall measure the amount of electricity actually used in the Premises. If Landlord exercises the right described in clause (i), then from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises. In either case, from and after the effective date of such new metering:

                  1. The Electricity Charge shall no longer be due from Tenant to Landlord and Tenant shall cease making payments pursuant to subsection (e) above;

                  2. In the case described in clause (e)(i) above, Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment to be used to supply electricity to Tenant provided that the limits set forth in subsection (a) shall not be exceeded; and

                  3. In the case described in clause (e)(i) above, Tenant shall arrange for electrical service from, and make payments directly to, the appropriate utility company; and in the case described in clause (ii) above, Landlord may bill Tenant monthly for electricity usage as shown by such meter.

         SECTION X.  ADDITIONAL RENT.

         (a) Additional Rent/Taxes. In addition to the Rent set forth in Section IV of this Lease and as part of the Rent due pursuant to the terms of this Lease, Tenant shall pay Landlord as Additional Rent the Tax Excess as set forth in herein. For the purposes of this Section X(a), the following words and terms shall have the following meaning:

                  (1) "TAXES" shall mean the real estate taxes and assessments imposed upon Landlord with respect to the Property commonly known as 91 Montvale Avenue, Stoneham, Massachusetts, as such parcel is defined in the records of the Assessor's Office of Stoneham on January 1, 1999), including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of the Property, and all the structures located thereon which are or shall be imposed by a national, state or municipal or other authorities which are or may become a lien upon Landlord and the Property, but excluding any fee or penalty levied on Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in tax year 2000 was commonly known in the Town of Stoneham as "real estate taxes", including that portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefore. If, in any tax year after the tax year 2000, the Town of Stoneham or any of its departments, shall require Landlord to pay for any service which during the tax year 2000 was provided by said Town of Stoneham or any of its departments without requiring payment by Landlord, then all such payments due on account of services rendered during any tax year after the tax year 2000 shall, for purposes of this Section X(a)(1) be considered and treated as real estate taxes for the tax year for which such payments are due. Without in any way limiting the generality of the preceding sentence some of the services for which the Town of Stoneham or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this Lease and the same shall not enter into the calculations made under this Section X(a).

                  (2) "TAX BASE" shall mean the taxes for the fiscal tax year commencing July 1, 1999 and terminating June 30, 2000 as abated, if abated.

                  (3) "TENANT'S PROPORTIONATE SHARE FOR TAXES" only with respect to the structures currently located on the Property shall be:

                           (a) With respect to the Second Floor Space, Sixteen and eight one hundredths percent (16.08%) from and after the Second Floor Rent Commencement Date. (b) With respect to the Third Floor Space Sixteen and forty-five one hundredths percent (16.45%) from and after the Third Floor Rent Commencement Date. In the event that the Building is enlarged or diminished or a new building or rentable area are otherwise added to the Property so as to increase or decrease the net rentable area of the Building, Tenant's Proportionate Share for Taxes shall be adjusted to reflect accurately the portion of the net rentable area levied to Tenant.

                  (4) "TAX YEAR" shall mean the twelve-month period commencing July 1 and ending on June 30 during the term of the Lease.

                  (5) "TAX EXCESS" shall mean the amount, in any Tax Year by which the Taxes for said year exceed the Tax Base, multiplied by Tenant's Proportionate Share for Taxes. Landlord may bill Tenant annually, semi-annually, quarterly, or monthly for such Tax Excess as may be due, and Tenant shall pay such bills within thirty (30) days after receipt of the same.

                  (6) "TAX EXCESS STATEMENT" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Tax Excess for said Tax Year.

                  Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Courts or other governmental agency responsible therefor. The original computation of Taxes as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Section X shall be based on the assessed valuations, as set forth in the tax bills issued for the Property with the tax bill for the Tax Base Tax Year with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Tax Excess for any Tax Year in an amount greater than Tenant's share of the Tax Excess for such Tax Year.

                  (7) If the Commencement Date or the Termination Date occurs in the middle of a Tax Year, Tenant shall be liable for only that portion of the Tax Excess as the case may be, in respect of said Tax Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within Tax Year, and the denominator of which is three hundred sixty-five
(365).

                  (8) In the event of any taking of the Building or Property whereby this Lease shall not terminate under the provisions of Section XVI, then for the purposes of determining Tax Excess, in the event the valuation of the Property is lowered to reflect the taking, the Tax Base shall be lowered proportionately in relation to the reduced valuation. In the event the taking includes a portion of the Premises or the Building which it is a part, Tenant's Proportionate Share shall be adjusted pro-rata to reflect the proportion of the Premises and/or Property remaining after such taking.

                  (9) Any obligation under this Section X(a) of Tenant which shall not have been paid at the expiration of the term of this Lease shall survive such obligation and shall be paid when and as the amount of same shall be determined to be due.

         (b) Additional Rent/Operating Costs. In addition to the Rent set forth in Section IV of this Lease and as part of the Rent due pursuant to the terms of this Lease, Tenant shall pay Landlord as Additional Rent the Operating Cost Excess as set forth in this Section X(b). For the purposes of this Section X, the following words and terms shall have the following meaning:

                  1. "OPERATING COSTS" shall mean all reasonable costs incurred and expenditures of whatever nature made by the Landlord in the operation, management, repair, cleaning and maintenance of the Building, the parking area, related equipment and facilities and appurtenant parking and landscaped areas on the Property, heating and cooling equipment, including but not limited to the following:

                           (a) All costs for fire, extended coverage, casualty,
liability, workmen's compensation, rental interruption insurance, and all other bonds and insurance as may be required by the holder or guarantor of the mortgage upon the Building in which the demised premises are located, or otherwise reasonably required.

                           (b) Water and sewer charges.

                           (c) Heating, ventilating and air conditioning service
equipment contracts.

                           (d) Rubbish removal.

                           (e) Electricity charges except to the extent that the
same are separately metered or apportioned to tenants, including without limitation, the cost of electric current for the operation of elevators, and public lights inside and outside the Building, and the parking area.

                           (f) Security service equipment contracts, if any.

                           (g) Exterminating services and contracts.

                           (h) Wages including all fringe benefits, federal and
state payroll, unemployment and old age taxes paid by Landlord on account of all employees who are employed in, about or on account of the land, Building or other improvements of which the premises are a part, but not above the grade of building manager. Employees shall include administrative and overhead personnel.

                           (i) The cost of labor and materials used in cleaning
the Building, surrounding areaways and windows in the Building, and the parking area.

                           (j) Supplies.

                           (k) Elevator service contracts.

                           (l) All costs for permits and fees, except those
associated with work undertaken solely for an individual tenant.

                           (m) The cost of any capital improvements or additions
made to the Building after the commencement of the term of this lease, which are reasonably necessary and are in accordance with good commercial practices applicable to similar properties and which are either required under applicable laws or are intended to effect a savings in Operating Costs, such cost thereof to be amortized over such improvement's or addition's useful life (in accordance with generally accepted accounting practices in existence as of the Commencement
Date)together with interest on the unamortized balance at the rate two percent (2%) above the prime rate from time to time charged by Fleet Bank, N.A., or its successor, or such higher rate as may be paid by Landlord for funds borrowed to construct such said capital improvements or additions, it being agreed that in each Lease year there shall be included in Operating Costs only such years allocable share of the amortization and interest described in this Section X(b)(1)(n).

                           (o) All management fees paid for the Manager of the
Building, and all asset management fees, the aggregate of which not to exceed 5% of the gross rental receipts from the Building.

     Notwithstanding any contrary provision of this Lease, Operating Expenses shall not include the following:

                          (1) wages, salaries or fringe benefits paid to any employees above the grade of building manager, or where employees devote time to properties other than the Building and/or the Property, the portion properly allocated to such other properties;

                          (2) costs and expenses related to leasehold improvements, alterations and decorations that are made in connection with the preparation of any portion of the Building for occupancy by a new or current tenant;

                          (3) cost and expenses incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building;

                          (4) advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures;

                          (5) financing and refinancing costs in respect of any mortgage or security interest placed upon the Building and/or Property or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;

                          (6) interest or penalties for any late or failed payments by Landlord under any contract or agreement, unless resulting from Tenant's failure to pay when and as due Tenant's share of Operating Expenses;
                          (7) costs (including, without limitation, attorneys' fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;

                          (8) franchise, estate, succession, inheritance, profit, use, occupancy, gross receipts, rental, capital gains, capital stocks income and transfer taxes imposed upon Landlord or the Building and/or Property

                          (9) cost and expenses relating to any services provided to other tenants and not all other tenants, including Tenant;

                          (10) rent or other charges payable under any ground or underlying lease;

                          (11) costs of any item or expenses which are reimbursed to Landlord by other tenants or third parties, or which are properly chargeable or attributable to a particular tenant or particular tenants;

                          (12) any expenditures on account of Landlord's acquisition of air or other development rights;

                          (13) costs and expenses incurred in connection with Landlord's preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant, or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees;

                          (14) costs and expenses incurred in connection with or arising from the planning, permitting and construction of any additions to or expansions of the Building and/or construction of new building(s) or other improvements on the Property;

                          (15) costs and expenses of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes except to the extent of any commercially reasonable deductible under any insurance policy required to be carried by Landlord hereunder;

                          (16) legal and other professional fees for matters not relating to the normal administration and operation of the Building or the Property, or relating to matters which are excluded from Operating Expenses for the Building or the Property;

                          (17) the cost and expense of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building or the Property;

                          (18) the cost of removing or encapsulating any asbestos discovered in the Building;

                          (19) any costs in the nature of fees, fines or penalties arising out of Landlord's breach of any obligation (contractual or at law and including, without limitation, costs, fines, interest, penalties and costs of litigation incurred as a result of late payment of taxes and/or utility bills), including attorney's fees related thereto;

                          (20) any costs, charges or expenses in the nature of licenses, permits or inspection fees that are not part of routine maintenance or result from the act, omission or negligence of Landlord, its employees, agents, or contractors or another tenant;

                          (21) depreciation; and

                          (22) sculpture, paintings and other works of art of extraordinary value.

                  (2) "OPERATING COST BASE" shall mean the amount arrived at by computing the actual costs of operation, management, repair, cleaning and maintenance of the Building or Property, related equipment and facilities, heating and cooling equipment, including, without limitation, those items described in clauses (a) through (o) inclusive of this Section X(b)(1) shown above, for the calendar year 2000.

                  (3) "COMPUTATION YEAR" shall mean each calendar year or a portion thereof beginning with the calendar year 2001.

                  (4) "TENANT'S PROPORTIONATE SHARE FOR OPERATING COSTS" shall be 32.53%. In the event that the Building is enlarged or diminished so as to increase or decrease the net rentable area of the Building, Tenant's Proportionate Share for Operating Costs shall be adjusted to reflect accurately the portion of the net rentable area leased by tenant. If during a Computation Year, the Building has an average annual occupancy rate of less than one hundred percent (100%) of the net rentable square footage, then for the purposes of this subsection (b)(4) those Operating Costs which are variable depending upon occupancy levels shall be equitably adjusted as though the Building occupancy were one hundred percent (100%).

                  (5) "OPERATING COST EXCESS" shall mean the amount, in any Computation Year by which the Operating Costs for said year exceed the Operating Costs Base, multiplied by Tenant's Proportionate Share for Operating Costs.

                  (6) "OPERATING COST EXCESS STATEMENT" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Operating Cost Excess for the Computation Year.

                  Landlord may, at its sole discretion, bill Tenant monthly, quarterly, semi-annually or annually for such Operating Cost Excess. Each bill shall set forth on an item by item basis the increase over the Operating Cost Base of the cost of each item for the month, quarter, half-year or year for which the bill is rendered. Any bill for a month, quarter or half-year may be rendered on an estimated basis, in which event the estimate shall be the actual cost of the item for the next year preceding increased by Landlord's good faith estimate of what the increase for the current year shall be. Any estimated bill need not include all of the items mentioned in Section X(b). Any annual bill shall be rendered on the basis of actual costs only. If Landlord shall render a monthly, quarterly or semi-annual bill on account of any calendar year, then within one hundred eighty (180) days after the close of such calendar year, Landlord shall render an annual bill for such year which annual bill shall make all adjustments as may be necessary to reflect actual changes during that year including, without limitation, any refund as may be due to Tenant. All bills for the cost escalation portion of the Rent shall be due within thirty (30) days after receipt.

                  (7) If the Commencement Date or the Termination Date of the Lease occurs in the middle of a Computation Year, Tenant shall be liable for only that portion of the Operating Cost Excess in respect of such Computation Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Computation Year, and the denominator of which is three hundred sixty-five (365).

                  (8) In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Section XVI, the Operating Cost Base shall be adjusted pro-rata to reflect the proportion of the Premises and/or Property remaining after such taking.

                  (9) Any obligation under this Section X(b) of Tenant which shall not have been paid at the expiration of the term of this Lease shall survive such obligation and shall be paid when and as the amount of same shall be determined to be due.

         Provided Tenant shall have paid any amounts due under any Operating Cost Excess Statement and Tax Excess Statement, within sixty (60) days after receipt of each Landlord's Operating Cost Excess Statement and Tax Excess Statement, Tenant or its agent shall have the right to examine Landlord's records relating to the Operating Expenses and Taxes (including the results of any Survey provided in Section XI(c)) and the calculation of Tenant's Proportionate Share thereof. Landlord shall make all its records relating to the calculation of Operating Expenses and Taxes (including the results of any Survey provided in Section XI(c)) available to Tenant or its agent at reasonable times at the address of Landlord. Tenant may take exception to such matters included in Operating Expenses, Taxes (including the results of any Survey provided in Section XI(c)) or Tenant's Proportionate Share thereof as are not properly included therein pursuant to the terms of this Lease and Landlord shall, within 30 days after written demand, refund Tenant the amounts which Tenant has been improperly charged unless Landlord in good faith contests such amount. If Landlord in good faith contests such amount, then either

Landlord or Tenant shall have the right, upon notice to the other, to initiate the following dispute resolution procedure: Tenant and Landlord shall endeavor to reconcile such dispute within thirty (30) days after the written notice from Tenant. If the parties are unable to resolve such dispute, they shall jointly select a third, independent party who shall make a final and binding decision within thirty (30) days after being selected. The third party's fee shall be paid by the party against whom such decision is rendered.

         SECTION XI. REMOVAL OF GOODS AND TENANT'S REPAIRS. At the expiration or sooner termination of this Lease, Tenant will remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to the Landlord the Premises in as good order and condition as when delivered to it, excepting ordinary wear and tear (which shall not be deemed to include holes in walls or floors or special wiring caused by installation of Tenant's fixtures or equipment), repairs required to be made by Landlord and damage by fire or unavoidable casualty and the exercise of eminent domain powers.

         The Tenant shall be responsible for all damages or injury to the Premises, fixtures, appurtenances and equipment of Landlord, and to the Building and the Property, caused by Tenant's installation or removal of furniture, fixtures or equipment.

         SECTION XII. SALES TAX. In the event that any sales tax shall be levied by the Commonwealth of Massachusetts, or the Town of Stoneham, or any other authority having jurisdiction, upon the Rent and/or the Additional Rent received by Landlord from Tenant, the exact amount of such tax shall be paid by Tenant to Landlord at the same time each installment of Rent and/or Additional Rent is paid to the Landlord.

         SECTION XIII. IMPROVEMENTS AND ALTERATIONS. The Tenant may place such partitions, fixtures, (including light fixtures), personal property, machinery and the like (subject to Section VII) in the Premises and may make, at its own expense, such improvements and alterations as have the prior written approval of Landlord in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. All work done by Tenant in the Premises shall be done in accordance with all zoning, building, fire and other codes applicable thereto. All fixtures, equipment (except Tenant's trade fixtures and equipment), improvements and appurtenances paid for by Tenant and attached to or built into the Premises prior to or during the term shall be and remain part of the Premises as of the end of the term unless specifically excluded elsewhere in this Lease. In the case of damage or destruction of such items during the term, Tenant shall have the right to recover its loss from any insurance company with which it has insured the same, notwithstanding that any of such things might be considered part of the Premises at the end of the term. At the option of Landlord, Tenant shall remove any or all of such fixtures, equipment, improvements and alterations at the end of the term; provided that Landlord notifies Tenant in writing at the time Landlord approves of the installation of any such fixtures, equipment, improvement and alterations that Landlord wishes to exercise such option. Landlord may not require removal of pipes, wires and the like from the walls, ceilings or floors, provided that the Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the Premises. Tenant shall be responsible for any damage to the Building caused by the malfunction of its equipment or the removal of its property as aforesaid, subject to Section XXXIII.

         SECTION XIV. INSPECTION. The Landlord and any mortgagee of the Building or of the Building and Property, or of Landlord's interest therein, and their representatives shall have the right during business hours and upon 24 hour advance notice, except in the event of an emergency, to enter the Premises to inspect the same and to make repairs or replacements therein as required by this Lease and to introduce conduits and pipes or ducts within walls then existing in the Premises and above ceilings then existing in the Premises; provided, however, that the Landlord shall use reasonable effort not to unduly disturb the Tenant's use and occupancy.

         SECTION XV. CASUALTY. If the Premises, the Building or Property shall be damaged or destroyed by fire or other casualty insurable under standard coverage insurance to the extent of less than twenty-five percent (25%) of the full replacement cost thereof at the time of such damage or destruction, Landlord shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence, but Landlord's obligation hereunder shall be limited to restoring the Premises to the condition of the Premises immediately prior to the date of such casualty and shall also be subject to zoning and building laws then applicable to the Premises. Landlord's obligation hereunder shall be limited to the proceeds received by Landlord (net of any amounts required to be paid to Landlord's mortgagee) plus any deductible under the insurance policy which is allocable to the Premises and Landlord shall not be obligated to commence such repairs and/or rebuilding until such insurance proceeds are released to Landlord. Tenant shall repair or restore with due diligence all trade fixtures, equipment and other installations theretofore installed by Tenant to the extent of Tenant's obligations as set forth in EXHIBIT B and damaged or destroyed by such fire or casualty. If the Premises or the Building shall be damaged or destroyed to the extent of twenty-five percent (25%) or more of the full replacement cost thereof at the time of such damage or destruction, or shall be damaged or destroyed as a result of a risk which is not covered by insurance, or shall be damaged or destroyed to any extent by any cause in the last two (2) years of the then current term of this Lease (unless Tenant shall have exercised prior to the date of said fire or other casualty any remaining option to extend the term of this Lease), or if the Property (whether or not including the Premises or the Building) should be damaged or destroyed to the extent of twenty-five percent (25%) or more of the full replacement cost thereof at the time of such damage or destruction, the Landlord may at its sole election restore or rebuild the Premises, the Building or the Property, as the case may be, or terminate this Lease.

         In any instance where Landlord shall have an election to terminate this Lease by reason of such damage or destruction, it shall give Tenant notice of its election within sixty (60) days after such damage or destruction, and in such event, if Landlord shall elect to restore or rebuild the Premises, Building or Property as applicable, Landlord shall proceed to do so and Tenant shall replace or restore with due diligence all trade fixtures, equipment and other installations theretofore installed by Tenant and damaged or destroyed by such fire or other casualty. Landlord's obligation hereunder shall be to restore or rebuild the Premises to the condition of the Premises immediately prior to the date of such casualty and shall also be subject to zoning and building laws then applicable to the Premises. Landlord's obligation hereunder shall be limited to the proceeds received and retained by Landlord (net of any amounts required to be paid to Landlord's mortgagee) under the insurance policy which is allocable to the Premises, and Landlord shall not be obligated to commence such repairs and/or rebuilding until such insurance proceeds are released to Landlord. Tenant shall, during any period of reconstruction or repair of the Premises, the Building and/or of the Property, continue the operation of its business in the Premises to the extent reasonably practicable. If the Premises or any part thereof, or the Building shall be damaged or destroyed by fire or other casualty (irrespective of the time when such damage or destruction shall occur, and irrespective of whether or not Landlord shall be insured against the perils causing same) and if as a result thereof the Premises shall be rendered untenantable to an extent which would reasonably require the Tenant to curtail a part of its business operation, then a just proportion of the Rent reserved hereunder shall be suspended or abated according to the extent to which Tenant may be reasonably required to discontinue its business in the Premises until the work of restoration to be done by Landlord as aforesaid shall be substantially completed.

         Notwithstanding anything herein to the contrary, in the event that (i) any portion of the Premises, or (ii) such portion of the Property as shall materially adversely interfere with Tenant's use and occupancy of the Premises, is damaged or destroyed and Landlord does not elect to terminate this Lease as provided herein, and in the further event that Landlord has not substantially completed the repair and restoration thereof within two hundred seventy (270) days following the date of the damage or destruction for any reason whatsoever, then Tenant shall have the right to terminate this Lease upon ninety (90) days' written notice to Landlord given anytime following said two hundred seventy
(270) day period, unless such repair and restoration is substantially completed prior the effective date specified in such notice.

         SECTION XVI. EMINENT DOMAIN. If the whole of the Premises, the Building, or the Property shall be taken by condemnation or rights of eminent domain (the words "condemnation" and "eminent domain" as used herein to include purchase in lieu thereof) hereinafter collectively referred to as "taking", then the term hereof shall cease as of the date of the vesting of title or as of the day possession shall be taken thereunder, whichever is earlier. If twenty-five percent (25%) or more of the Property shall be taken (whether or not the Building or the Premises is within said twenty-five percent (25%) or if twenty-five percent (25%) or more of the Premises or twenty-five percent (25%) or more of the Building are a part shall be taken, Landlord shall be entitled to terminate this Lease effective as of the day of vesting of title or as of the day possession shall be taken thereunder, whichever Landlord shall elect, by giving Tenant notice of its election within sixty (60) days of such vesting of title or taking of possession; but if Landlord does not elect to so terminate this Lease, it shall with due diligence restore the Premises and/or the Building and/or the Property to an architectural unit as nearly like its condition prior to such taking as shall be practical. If forty percent (40%) or more of the Premises shall be taken, or if twenty-five (25%) or more of the Building of which the Premises are a part shall be taken, including in such taking some portion of the Premises, Tenant shall be entitled to terminate this Lease by giving notice to Landlord to that effect within sixty (60) days following the taking of possession of the Premises, in which event this Lease and the term hereof shall cease and terminate as of the end of the calendar month in which such notice shall be given.

If this Lease is not terminated as hereinbefore provided, either by Landlord or Tenant, all of the provisions hereof shall continue in effect, but in case there shall be a reduction of the floor area of the Premises by reason of such taking, the Rent and Additional Rent shall be equitably abated to the extent of the reduction of the floor area of the Premises from the time possession shall be taken for the balance of the term.

         During the restoration work to be done by Landlord, if any, a just proportion of the Rent and Additional Rent herein reserved shall be suspended or abated according to the extent that Tenant may be reasonably required to discontinue its business in the Premises until the work shall be completed. Tenant shall during any period of such work continue the operation of the business in the Premises to the extent reasonably practicable. In the event of restoration, Landlord's obligation to restore shall be limited to the obligations of Landlord in connection with the condition of the Premises as of the Commencement Date and limited to the extent of the damages awarded for the taking and released to Landlord (net of any amounts required to be paid to Landlord's mortgagee). Landlord's obligations shall be subject to zoning and building laws then applicable to the Premises. Tenant shall repair or restore all Tenant trade fixtures or equipment and other installations theretofore installed by Tenant to the extent of recovery by Tenant in condemnation proceedings. All damages awarded for any taking, whether for the whole or a part of the Premises, the Building, or the balance of the Property, or otherwise, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to any fee or otherwise; provided, however, that Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it by reason of the loss of its trade fixtures or furniture. Tenant shall have the right to prosecute any claim for its relocation or moving expenses.

         SECTION XVII. INDEMNIFICATION. Tenant shall save Landlord harmless, and will exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm or public authority:

         (a) on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, or neglect of Tenant, its servants, agents, employees, licensees, invitees and guests;

         (b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof, parking areas, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the negligence or willful misconduct by the Tenant or by any person claiming by, through or under Tenant, except to the extent caused by or resulting from Landlord's negligence, or willful misconduct or that of Landlord's, or its agents, employees or contractors under its direct control, and in addition to and not in limitation of either of the foregoing subdivisions (a) or (b); and

         (c) on account of or based upon (including monies due on account of) any work or things whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

         Notwithstanding the foregoing, the indemnity set forth in subsection
(a),(b) and (c) above shall not apply in the event that the injury to person or loss of or damage to property is sustained or occurs elsewhere (other than on the Premises) in or about the Building and the Property (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof, parking areas, or other appurtenances and facilities used in connection with the Building or Premises) and arises out of or is caused by the negligence, willful acts or omissions of the Landlord, or its agents, contractors or employees not acting under separate contract to Tenant for specific work.

         SECTION XVIII. PROPERTY OF TENANT. In addition to and not in limitation of other provisions of this Lease, Tenant covenants and agrees that all of its merchandise, furniture and property of every kind, nature and description which may be in or upon the Premises, Building, or Property in the public corridors, or on the sidewalks, areaways, and approaches thereto, or parking areas during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by any cause whatsoever, no part of said damage or loss shall be charged to or borne by Landlord, unless caused by the negligence or willful misconduct of Landlord or its employees, contractors or agents, subject to the rights of subrogation herein. Tenant shall, at Tenant's expense, obtain and keep in force "all risk" property insurance covering Tenant against damage to or loss of any personal property, fixtures and equipment of Tenant, and provide for waiver of subrogation by Tenant's insurer against Landlord and coverage for the full replacement cost of such property.

         SECTION XIX. INJURY AND DAMAGE. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow, or leaks from any part of the Building or parking area, or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or from dampness or by any other cause of whatever nature, whether caused by other tenants or persons in the Building, or on the Property, or in any parking area or caused by operations in construction of any private, public or quasi-public work unless caused by the negligence or willful misconduct of Landlord or employees, contractors or agents; nor shall Landlord be liable for any latent defect in the Premises, in the Building, or on the Property, except to the extent Landlord had prior written notice of such condition and failed to reasonably attempt, in a reasonable period of time to cure said condition unless caused by the negligence or willful misconduct of Landlord or employees, contractors or agents.

         SECTION XX. ASSIGNMENT, MORTGAGING, AND SUBLETTING. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting without the prior notice to Landlord. Without in any manner limiting the generality of the foregoing, several of the considerations which Landlord may include in its determination are the quality and character of the business of the proposed assignee or subtenant, the anticipated impact of the business of the proposed assignee or subtenant on the reputation and operation of the Building, and the credit worthiness of the proposed assignee or subtenant. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to (i) assign this Lease or sublet any interest hereunder to any person or entity with whom Landlord is then negotiating for the rental of other space in the Building, or
(ii) offer any proposed assignment or sublet premises, and Landlord shall not be deemed to unreasonably withhold its consent to assign or sublet such premises at a rental rate which is less than the Rent the Tenant is currently paying for the Premises, when, in Landlord's reasonable determination, and subject to Tenant's satisfactory review, the proposed assignment or sublet premises would compete with space then being offered by Landlord in the Building at the same time which is comparable to the space being offered by the Tenant. Not in limitation of the foregoing, Tenant's request for Landlord's consent to subletting or assignment shall be submitted in writing, and Landlord shall respond to such request within thirty (30) days of receipt thereof, and Landlord's consent to an assignment or subletting shall be conditioned upon the deletion of any and all rights of Tenant of expansion, contraction, first offer and term extension and Landlord's consent to a sublet, if granted, shall obligate Tenant to pay to Landlord, in addition to the Rent and Additional Rent required hereunder, fifty percent (50%) of any and all "profits" derived from such sublet. For the purposes hereof, "profits" shall mean all monies and other consideration received by Tenant from the subtenant, less any Rent paid by Tenant to Landlord allocable to the portion of the Premises so sublet, and less the total of customary transaction costs incurred by Tenant with respect to such sublet for brokerage and leasehold improvements amortized over the term of such sublease. The foregoing provisions shall not apply to the transfer of this Lease to an Assignee. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting.

         Landlord's consent shall be granted only if the assignee, subtenant or sublessee, shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee, subtenant or sublessee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease, to the extent incorporated into any sublease. If Tenant shall sublet the Premises, having first obtained Landlord's consent, at a rental in excess of the Rent and Additional Rent due and payable by Tenant under the provisions of this Lease, such excess Rent and Additional Rent shall be equally divided equally between Landlord and Tenant, net of reasonable expenses related to said sublease paid by Tenant, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall sublet the Premises at a rental less than that provided for herein. Further, it is agreed that in lieu of withholding or granting its consent to an assignment or sublease of all of the Premises Landlord may, within thirty (30) days of receipt of a request for consent from Tenant, cancel this Lease as to the entire Premises. If Landlord shall elect to cancel this Lease as to the Premises, it shall give Tenant written notice of its election, which notice shall set forth a "termination date" which shall be not less than sixty (60) or more than one hundred twenty (120) days from the receipt by Landlord of Tenant's request to assign or sublet, and on that "termination date" Tenant shall surrender the Premises in accordance with the provisions of this Lease relating to the surrender of the Premises as the expiration of the term of this Lease. It is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment, or transfer of this Lease, and the term and estate granted, to any corporation, entity or individual into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant's assets, which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "ASSIGNEE"), without the prior written consent of Landlord shall not be deemed to be prohibited hereby, if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby Assignee shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed and whereby Assignee shall expressly agree that the provisions of this Section XX shall, notwithstanding such assignment transfer, continue to be binding upon it with respect to all future assignments and transfers. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Section XX, it being expressly understood that such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

         If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Rent and/or Additional Rent from the Assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the Assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises by an affiliate of Tenant shall affect the purpose for which the Premises may be used stated in Section II. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under the Lease and for compliance with all the obligations of Tenant under the Lease.

         SECTION XXI. SIGNS, BLINDS AND WINDOW TREATMENTS. No signs or blinds may be put on or in any window by Tenant. Tenant may install its own window treatment, provided that the same shall not in any way interfere with the Building standard blinds or be visible from the exterior of the Building. Any signs or letters in the public corridors or on the doors or on monument signage must be submitted to Landlord for written approval (which approval shall not be unreasonably withheld, conditioned or delayed provided such signage is consistent with what currently exists in the Building) before installation, which installation shall be at the sole expense of Tenant. Tenant shall have the right to building standard signage in the lobby directory and on the existing monument sign at the entrance to the Property, subject to reasonable consent of Landlord and the initial cost of such signage shall be at Landlord's expense. Any subsequent changes to the signage shall be at Tenant's expense.

         SECTION XXII. INSURANCE COMPLIANCE. Tenant will not do or omit to do or keep anything in, upon or about the Premises which may prevent the obtaining of any fire, liability or other insurance upon or written in connection with the Premises or the Building or the Property or which may make any such insurance void or voidable, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings unless the Tenant pays such extra or increased premiums.

         SECTION XXIII. INFLAMMABLES, ODORS. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building, any inflammable, combustible or explosive fluids, material, chemical or substance (other than small quantities of industrial solvents used in the normal course of cleaning and maintenance), or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the Premises.

         SECTION XXIV. DEFAULT. Any one of the following shall be deemed to be an "EVENT OF DEFAULT":

         (a) Failure on the part of Tenant to pay Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable and such failure continues for ten (10) days (the "MONETARY NOTICE AND CURE PERIOD") after Landlord has sent to Tenant notice of such default. However, if: (i) Landlord shall have sent to Tenant a notice of default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period next following the date on which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall have defaulted twice in any monetary obligation pursuant to the Lease, the same shall automatically be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, and there shall be no monetary notice and cure period.

         (b) Failure on the part of Tenant to comply with any term, condition, or requirement of this Lease and failure of Tenant to cure the same within thirty (30) days (the "NON-MONETARY NOTICE AND CURE PERIOD") following notice from Landlord to Tenant of a non-monetary default, unless any such cure cannot reasonably be made within such thirty (30) days period, then Tenant shall have a reasonable period of time to effectuate a cure provided Tenant promptly commences such cure upon receipt of notice of default and diligently prosecutes such cure to completion. Notwithstanding the thirty (30) day non-monetary notice and cure period (or such period as may be required to cure) provided in the preceding sentence, Tenant shall be obligated to immediately commence, and use best efforts to complete as soon as possible, the curing of such default.

         (c) Failure on the part of Tenant to comply with Maximum Parking Lot Usage or Maximum Occupancy requirements as described in Section II herein and failure of Tenant to cure the same within twenty-four (24) hours following notice from Landlord to Tenant of such default. However, if: (i) Landlord shall have sent to Tenant a notice of such default, even though the same shall have been cured and this Lease not terminated; and (ii) during the twelve (12) month period next following the date on which said notice of default has been sent by Landlord to Tenant, Tenant thereafter shall default in its obligations to comply with the Maximum Parking Lot Usage or Maximum Occupancy, the same shall automatically be deemed to be an Event of Default upon Landlord giving Tenant written notice thereof, and there shall be no twenty-four (24) hour cure period.

         (d) The commencement of any of the following proceedings, which are not dismissed within sixty (60) days after filing: (i) the estate hereby created being taken on execution or by other process of law; (ii) Tenant being judicially declared bankrupt or insolvent according to law; (iii) an assignment being made of the property of Tenant for the benefit of creditors; (iv) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer being appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or (v) a petition being filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted.

         (e) Tenant filing a petition for reorganization or for rearrangement under any provisions of the United States Bankruptcy Code now or hereafter enacted, and providing a plan for a debtor to settle, satisfy or to extend the time for the payment of debts.

         If an Event of Default shall occur, then in addition to any other remedy Landlord may have at law or equity, Landlord may (i) apply the Security Deposit, if any, specified in Section XLIII toward the satisfaction of such Event of Default without waiving any of Landlord's other rights hereunder, (ii) cure Tenant's Event of Default at Tenant's cost and expense, and/or (iii) Landlord may lawfully enter the Premises or any part thereof and repossess the same as the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass.

         In the case of Lease termination, whether as aforesaid or otherwise, the Tenant covenants that it will indemnify the Landlord against all losses Landlord may incur by reason of such termination. Upon such termination, all of Tenant's monetary obligations under the Lease shall immediately become due and payable to Landlord, and the Tenant will immediately be liable for, and pay to Landlord as damages, all such losses, including without limitation; all Rent, Additional Rent and other charges due pursuant to the Lease up until the normal expiration of the Lease term (had the Lease not been terminated in accordance herewith) (including escalations projected on the basis of experience under the Lease), together with all costs Landlord may incur in obtaining possession of, or in reletting the Premises (including without limitation reasonable attorneys fees, brokerage commissions, prospective tenant improvements, alterations, repairs and decorations to the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same), together with Tenant's proportionate share of any permitted unamortized capital improvements incurred during the Lease term, and any monies owed by Tenant to Landlord for any tenant improvements to the Premises in accordance with the Lease, together with interest at the rate of 1.5% per month until said monies are paid in full.

         Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the term of the Lease, rental concessions, and alterations to, and improvement of, the Premises), and otherwise mitigate its damages hereunder. However, Landlord shall not be obligated to relet the Premises at below market rates, nor shall Landlord be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. In the event of reletting, Landlord shall have no liability to account to Tenant for any excess in proceeds received from such reletting.

         SECTION XXV. SUBORDINATION AND ESTOPPEL. This Lease shall be subject and subordinate in all respects to all mortgages which may now or hereafter be placed on or affect the real property of which the Premises are a part, or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section XXV shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the generality of the foregoing provisions of this Section XXV, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such mortgages or other instruments of security, or sale of the Building pursuant to any such mortgages or other instruments of security (which agreement shall survive any such foreclosure sale), to attorn to such mortgagee or such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease, provided that Tenant's possession shall not be disturbed except under the terms of this Lease, and further agrees to execute any and all documents as such mortgagee may require to confirm such attornment and provided further, that subordination of this Lease and Tenant's rights hereunder shall be conditioned upon the holder of any future mortgage agreeing, in a duly executed writing in recordable form reasonably acceptable to Tenant, that this Lease and Tenant's rights hereunder shall not be divested or in any way affected or disturbed by any foreclosure or other exercise of rights or remedies under such mortgage, so long as there exists no Event of Default under the terms and provisions of this Lease. Landlord agrees to use all reasonable efforts to obtain a subordination and non-disturbance agreement from the current mortgagee in favor of the Tenant, For the purposes hereof, the term "all reasonable efforts" shall not include the payment of any such sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by such mortgage. In the event Tenant fails to deliver and execute such documents within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoints Landlord as attorney in fact to execute said documents.

         Tenant shall, from time to time, within twenty (20) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form an estoppel certificate ("ESTOPPEL CERTIFICATE") certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the term has commenced and the full amount of the Rent and Additional Rent then accruing thereunder the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty
(30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the Estoppel Certificate); that Tenant, as of the date of such Estoppel Certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or Additional Rent due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any Estoppel Certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building. In addition, Landlord and Tenant will execute a mutually acceptable short form notice of lease prepared by Tenant.

         SECTION XXVI. NOTICES. Any notice or demand by Tenant to Landlord shall be served by receipted hand delivery by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, addressed to Landlord as set forth below, and any notice or demand by Landlord to Tenant shall be served by receipted hand delivery by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier to the Tenant as set forth below.

         To Landlord:               New Boston Montvale Limited Partnership
                                    One Longfellow Place, Suite 3612
                                    Boston, Massachusetts  02114

         with a copy to:            Rappaport, Aserkoff & Rappaport
                                    One Longfellow Place, Suite 3611
                                    Boston, Massachusetts  02114

         To Tenant:                 SimPlayer.com, Ltd.
                                    91 Montvale Avenue
                                    Stoneham, Massachusetts 02180

         with a copy to:            Testa, Hurwitz & Thibeault LLP
                                    125 High Street
                                    Boston, Massachusetts  02110
                                    Attn:  Real Estate Department

         It is agreed notices shall be deemed given upon receipt as evidenced by the applicable courier. Landlord and Tenant may each change their address, phone number and facsimile number by providing notice of such change to the other in the manner specified in this Section XXVI.

         SECTION XXVII. RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto and such other further uniformly enforced Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, operation, safety, care or appearance of the Building, any parking garage, parking area, or the preservation of good order in the said Building, garage or parking area, or the operation of maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control.

         SECTION XXVIII. QUIET ENJOYMENT. The Tenant, on paying the said Rent and Additional Rent and performing the covenants of this Lease on its part to be performed shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease for the term aforesaid and any extension thereof, free from disturbance by Landlord or anyone claiming by, through or under Landlord.

         SECTION XXIX. BINDING AGREEMENT. This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Lease contains the entire agreement of the parties and may not be modified except by instrument in writing signed by the parties hereto.

         SECTION XXX. PARTNERSHIP. During such time as the Landlord shall be a limited partnership, Tenant agrees that it shall not hold any partner of Landlord personally responsible for any of the covenants of Landlord under this Lease, and in the event it has a claim against Landlord, Tenant shall look only to Landlord's interest in the Property and any insurance carried by Landlord for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming by, through or under Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

         SECTION XXXI. SEISIN. In the event of a sale or other disposition of the Building and/or land underlying it by Landlord, Landlord shall be entirely free and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, it being understood and agreed in that the successor to Landlord's ownership shall thereupon and thereafter assume and perform and observe, any and all of such covenants and obligations of Landlord.

         SECTION XXXII.  INSURANCE.

         (a) Tenant shall maintain in full force and effect the following insurance written by one or more responsible companies licensed to do business in the state in which the Premises is located in form and content reasonably satisfactory to Landlord, including, except as to (2) of this Section XXXII at the request of Landlord, Landlord and Landlord's managing agent, New Boston Management Services, Inc. as additional insureds, and Tenant shall keep deposited with the Landlord certificates of insurance evidencing required coverages , and that such insurance shall not be cancelled by the insurer without at least fifteen (15) days prior notice to Landlord.

                  (1) Commercial General Liability insurance in the broadest form of such coverage as is available from time to time in the jurisdiction in which the Premises is located, applying to the use and occupancy of the Premises and the business operated by Tenant and on an occurrence basis in an amount not less than Three Million Dollars ($3,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident. At any time during the term hereof upon sixty (60) days notice, Landlord may require the Tenant to increase the amount of insurance required hereunder to a greater commercially reasonable amount as may be required by Landlord or required by Landlord's mortgagee.

                  (2) Worker's compensation insurance in the minimum amount required by statute covering all employees, and, if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain worker's compensation insurance covering all its employees and all the employees of any subcontractor.

                  (3) Personal Property - Tenant shall carry extended coverage property damage insurance covering Tenant's personal property located at the Premises (furniture, fixtures and equipment on a replacement cost basis)' including:

                           (i) Damage to or loss of property entrusted to
                  employees of the Landlord.

                           (ii) Loss of property through thefts regardless of
                  where the theft takes place.

                           (iii) Damage to property regardless of where the
                  damage takes place.

                           (iv) Damage to or loss of property caused by other
                  tenants or occupants of the building or caused by visitors to or in the Building.

         It is specifically understood that Landlord's insurance does not cover any personal property of Tenant.

         (b) During the Lease Term, Landlord shall secure and carry (a) a policy of commercial general liability insurance covering Landlord on an occurrence basis in an amount not less than $3,000,000 for claims based on bodily injury (including death), personal injury and property damage relating to the Building and the Property; and (b) a policy of insurance covering the Building, common areas and the other improvements on the Property for direct risk of physical loss, on an occurrence basis, in an amount equal to the full replacement cost of the Building and such common areas and other improvements, including Tenant improvements, but excluding Tenant's personal property. If Landlord carries any such insurance as part of a blanket policy, such policy shall include an endorsement that the aggregate limit of such policy shall not be reduced below the minimum limit required under this Lease due to claims relating to other properties.

         SECTION XXXIII. SUBROGATION, INSURANCE PREMIUMS. Landlord and Tenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Building or its contents, arising from covered causes of loss for which property insurance is carried or required to be carried pursuant to this Lease. Each party shall cause their respective insurance companies insuring their respective property against any such loss, to waive (by endorsement or otherwise on such policies) any right of subrogation that such company may have against the other party.

         SECTION XXXIV.  INTENTIONALLY DELETED.

         SECTION XXXV. REZONING. Tenant agrees that it shall not oppose any application for rezoning or variance instituted by Landlord, its successors or assigns, provided such rezoning does not affect Tenant's use of the Premises.

         SECTION XXXVI. SEPARABILITY. If any provision or any part of any provision of this Lease, or if the application of any provision or any part of any provision of this Lease to any person, entity, or circumstance shall be held invalid by a court of competent jurisdiction, such invalidity shall have no effect on any other provision or any part of any other provision of this Lease or its application to any other person, entity, or circumstance.

         SECTION XXXVII. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that they shall, and hereby do, waive trial by jury in any action arising out of this Lease or Tenant's use and occupancy of the Premises.

         SECTION XXXVIII. NO WAIVER. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of this Lease, or any of the rules and regulations set forth in this Lease or hereafter adopted by Landlord, shall not constitute a waiver in any respect nor prevent a subsequent act, which originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord of Rent or Additional Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent or Additional Rent herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check, nor any letter accompanying any check or payment as Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Rent or pursue any other remedy in this Lease provided.

         SECTION XXXIX. HOLDING OVER. In the event Tenant or any party claiming by, through or under Tenant shall hold over the Premises or any part thereof after the termination of this Lease, such holding over shall constitute and be construed as a tenancy at sufferance only, provided that all the terms of this Lease shall apply except that the Rent set forth in Section IV shall be calculated at a daily rate equal to one hundred fifty percent (150%) of the daily Rent reserved in said Section IV. Nothing contained in this Section XXXIX shall be construed as Landlord's consent to Tenant holding over.

         SECTION XL. CAPTIONS, PLURAL, GENDER. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof. Whenever a masculine or singular pronoun is used in this Lease, it shall include the feminine and plural thereof whenever the context so permits or requires.

         SECTION XLI. BROKERAGE. Tenant covenants that it has dealt with no broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, in locating the Premises demised by this Lease and in negotiating this Lease and Tenant further covenants and agrees that it shall hold Landlord harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or Premises.

         Landlord covenants that it has dealt with no broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, in negotiating this Lease and Landlord further covenants and agrees that it shall hold Tenant harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this Section XLI, as Tenant's Broker and as Landlord's Broker, who claims that it showed or referred the Tenant to the Landlord or to the Premises for any transaction involving or resulting in this Lease or Premises demised hereby.

         Tenant's Broker:                   Jayson Rhuda
                                            CRF Partners
                                            338 Main Street, Suite 201
                                            Wakefield, Massachusetts 01880

         Landlord's Broker:                 John A. Carroll
                                            Meredith & Grew, Inc.
                                            160 Federal Street
                                            Boston, Massachusetts 02110

         Landlord shall pay all commissions owed to the Brokers named above, in connection with this Lease.

         In the event that Tenant and Landlord agree to renew and/or extend the term of this Lease, in connection with any option contained herein or otherwise, or to expand the Premises pursuant to any such provision contained herein or otherwise, Landlord shall not be responsible for the payment of any fee or commission to any broker or other third party, including any broker identified herein, who is retained by Tenant in connection with such renewal, extension, and/or expansion.

         SECTION XLII.  HAZARDOUS WASTE.

         (a) For the purpose of this Section XLII - "Hazardous Substance" shall mean any waste, substance or other material which may be dangerous to health or environment, including, without limitation, all "hazardous wastes", "hazardous materials", "hazardous substance", "toxic substance", "oil", "infectious medical waste" and "hazardous medical waste" as defined in any federal, state, or local law, regulation or ordinance, or otherwise.

         (b) Tenant shall not dump, flush or in any way introduce any Hazardous Substances, which are regulated under the Resource Conservation and Recovery Act of 1976, as amended, (42 U.S.C. Section 6901, et. seq. "RCRA") the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq. "CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat 1613, et seq., and/or any other applicable municipal, federal, state law, into the sewerage, drainage or other waste disposal system serving the Premises, the Building or the Property.

         (c) Tenant shall not generate, use, store or dispose of Hazardous Substances regulated under RCRA, CERCLA, SARA and/or any other applicable municipal, federal or state environmental law, in or on the Premises, the Building or the Property, nor transport Hazardous

Substances from the Premises, the Building or the Property except in compliance with RCRA, CERCLA, SARA, and any other applicable municipal, federal or state environmental law.

         (d) Tenant shall promptly notify Landlord in writing of any incident in the Premises, or the Building or the Property which might require the filing of a notice under any statute described in Section XLII(b) of this Lease.

         (e) Tenant shall indemnify and hold Landlord harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, or causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising out of or on account of Tenant's failure to comply with the provisions of Section XLII of this Lease, whether due to any action or non-action of Tenant.

         SECTION XLIII. SECURITY DEPOSIT. Simultaneously with the execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord cash or a Letter of Credit (the "LETTER OF CREDIT") with an effective date as of the execution of this Lease, in form reasonably acceptable to Landlord and its lender (which form has been provided to Landlord for its approval prior to the execution of this Lease), in the sum of $263,724.37, to be held as set forth in this Section, presented, drawn upon and the proceeds thereof retained and applied by Landlord as security for the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreement of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of an Event of Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Rent or Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Event of Default of Tenant or any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

         If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder notwithstanding any prior presentation and draw thereon.

         The Letter of Credit must at all times be an "irrevocable clean" commercial Letter of Credit in the amount required by this Lease and payable through a bank, acceptable to Landlord in Landlord's reasonable discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 60 days after the last day of the Term of this Lease or (ii) the date which is 60 days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 60 days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

         The Landlord from time to time under this Lease, shall be entitled to receive 60 days prior written notice of any cancellation of the Letter of Credit for any reason and the Letter of Credit shall not be cancelable unless and until Landlord shall have received such sixty (60) day advance written notice. Upon
(i) receiving notice of cancellation of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is 30 days prior any renewal date and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to present, draw upon and retain the entire amount of the Letter of Credit and upon so doing, Landlord shall be entitled to hold, apply and retain the proceeds of such payment as if it were a Cash Security Deposit under this Lease to be applied against Defaults of Tenant from time to time arising under this Lease. Provided that Tenant shall provide Landlord with a replacement Letter of Credit, Landlord shall refund any such cash being held as a security deposit to Tenant.

         Landlord may apply all or any portion of the security deposit to any damage to the Premises or to the restoration thereof or to any Rent or Additional Rent which may be due from Tenant to Landlord. In the event that Landlord shall so apply all or any portion of the said security deposit, Tenant shall immediately upon notice, restore the same to its full amount. All or any portion of the security deposit remaining at the expiration or other termination of this Lease which has not been so applied shall be returned to Tenant, as set forth above.

         SECTION XLIV. LANDLORD'S RIGHT TO PERFORM FOR TENANT. Landlord shall have the right, but shall not be required, to pay such sums and do any act, whether the same requires the expenditures of monies or not, which may be necessary or appropriate by reason of failure or neglect of the Tenant after expiration of any applicable notice and cure periods to perform any of the provisions of this Lease, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus interest at one and one-half percent (1 1/2%) per month of such cost; and if Tenant shall default in such payment after expiration of any applicable notice and cure periods, the Landlord shall have the same rights and remedies as the Landlord has hereunder for the failure of the Tenant to pay the Rent or Additional Rent. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease, and the exercise of these rights shall not be deemed an obligation of Landlord to perform such right in the future.

         SECTION XLV. GOVERNING LAW. This Lease shall be governed by the provisions hereof and by the laws of the state in which the Premises are located.

         SECTION XLVI. INTENTIONALLY DELETED.

         SECTION XLVII. FORCE MAJEURE. In the event that either party shall be delayed or hindered in or prevented from the performance of act required under this Lease, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing the acts required, then performance of such act shall be excused for the period of the delay and the period for such party's performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall in no event operate to excuse Tenant from the prompt payment of Rent, or Additional Rent, or excuse performance due to lack of funds. In any case where work is to be paid for out of insurance proceeds of condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.

         SECTION XLVIII. MULTIPLE COUNTERPARTS. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                                   Landlord:
                                   NEW BOSTON MONTVALE
                                   LIMITED PARTNERSHIP
                                   By:      New Boston Fund, Inc.,
                                            Its General Partner

                                   By  /s/ Paul Stuart
                                     -------------------------------------
                                            Its Vice President

                                   Tenant:
                                   SIMPLAYER.COM, LTD.

                                   By  /s/ Paula Butler
                                     -------------------------------------
                                            Its Vice President and CFO

                                   EXHIBIT "A"

                                   LEASE PLAN
                               SECOND FLOOR SPACE
                                (TO BE INSERTED)

                                  EXHIBIT "A-1"

                                   LEASE PLAN
                                THIRD FLOOR SPACE
                                (TO BE INSERTED)

                                   EXHIBIT "B"



Landlord's Work:  None.  Tenant accepts the entire Premises "As Is".
---------------

Tenant's Work:    Tenant shall do the work, if any, as set forth in plans and
-------------     specifications attached hereto as Exhibit B-1, and subject to
                  Landlord's prior written approval.


                                                                       EXHIBIT B

                                   EXHIBIT "C"


                          MASSACHUSETTS LEGAL HOLIDAYS



------------------------------ --------- -------------------------------------
*January 1                     -         New Year's Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Third Monday in January        -         Martin Luther King, Jr. Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Third Monday in February       -         Washington's Birthday
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Third Monday in April          -         Patriot's Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Last Monday in May             -         Memorial Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
*July 4                        -         Independence Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
First Monday in September      -         Labor Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Second Monday in October       -         Columbus Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
*November 11                   -         Veteran's Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
Fourth Thursday in November    -         Thanksgiving Day
------------------------------ --------- -------------------------------------
------------------------------ --------- -------------------------------------
*December 25                   -         Christmas Day
------------------------------ --------- -------------------------------------


*Should any of these dates fall on a Sunday, the Holiday is observed on the following Monday.

                                                                       EXHIBIT C

                                   EXHIBIT "D"
                                SCOPE OF SERVICES
I.   CLEANING

     A.  OFFICE AREA

         Daily:  (Monday through Friday 6:00 pm-10:00 PM; holidays excepted)
         -----
         1. Empty and clean all waste receptacles and ash trays and remove waste materials from the premises; wash receptacles as necessary.
         2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.
         3.       Vacuum all rugs and carpeted areas.
         4.       Wash clean all water fountains.
         5.       Wipe clean all brass and other bright work.
         6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the premises in an orderly condition.

         Weekly:
         ------
         1.       Dust coat racks, and the like.
         2. Remove all finger marks from private entrance, doors, light switches, and doorways.
         3. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.
         4. Remove and dust under all desk equipment and telephone and replace same.
         5.       Hand dust all grill work within normal reach.

         Quarterly:
         ---------
         Render high dusting not reached in daily cleaning to include:
         a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.
         b. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.
         c.       Dusting all pipes, ducts, and high moldings.
         d.       Dusting all venetian blinds.


     B.  LAVATORIES

         Daily:  (Monday through Friday, inclusive; holidays excepted)
         -----
         1. Sweep and damp mop floors with approved germicidal detergent cleaning solution.
         2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.
         3.       Wash both sides of all toilet seats.
         4. Wash all basins, bowls, and urinals with approved germicidal detergent cleaning solution.
         5.       Dust and clean all powder room fixtures.
         6.       Empty and clean paper towel and sanitary disposal receptacles.
         7.       Remove waste paper and refuse.
         8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished to Landlord.
         9.       A sanitizing solution will be used in all lavatory cleaning.

         Monthly:
         -------
         1.       Machine scrub lavatory floors.
         2.       Wash all partitions and tile walls in lavatories.


     C.  MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR, AND CORRIDORS.

         Daily:  (Monday through Friday, inclusive; holidays excepted)
         -----
         1.       Sweep and wash all floors
         2.       Wash all rubber mats.
         3. Clean elevators, wash or vacuum floors, wipe down walls and doors.
         4.       Spot clean any metal work inside lobby.
         5.       Spot clean any metal work surrounding building entrance doors.

                                       Page 1 of 2                     EXHIBIT D

         Monthly:
         -------
         All resilient tile floors in public areas to be treated equivalent to spray buffing.

     D.  WINDOW CLEANING

         Windows of exterior walls will be washed semi-annually.

     E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

     F.  SNOW REMOVAL

         Clearing, sanding and salting of all snow and ice surrounding the building walkways, as accumulated during storms, with special emphasis on the building opening at 8:00 am Monday - Friday and by 8:00 am on Saturday.

                                       Page 2 of 2                     EXHIBIT D

                              RULES AND REGULATIONS

         The following Rules and Regulations constitute a part of the Lease and of Tenant's obligations thereunder in respect of Tenant's use and occupancy of the Premises in the Building.

                                I. BUILDING HOURS

         1.1. The Building is open from 8:00 a.m. to 6:00 p.m. on Monday through Friday, and Saturday 8:00 a.m. to 1:00 p.m., except Holidays. The Building is closed on Sundays.

         1.2. If you wish to use the Building during other times, please use the authorized access-cards issued to members of your staff.

         1.3. If you will need after-hours heating or air-conditioning services, please notify the Building Management Office by 3:00 p.m. on the previous working day. (These Building services are either reduced, or shut off completely when the Building is closed.) You will be charged overtime use of the Building services.

         1.4. You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors also should be locked whenever your receptionist leaves the area.

         1.5. If you have night-line telephone service, please submit a list of numbers and personnel to the Building Management Office. This will enable the Landlord to contact your office after 6:00 p.m. on the occasions when visitors call after normal working hours.

         1.6. If you wish to remove fixtures or materials from your premises after 7:00 p.m. or to have work performed after 7:00 p.m., by someone who does not have a Building pass, the Building Management Office must be notified in advance in writing.

                      II. ELEVATORS, DELIVERIES AND PARKING

         2.1. If you expect delivery of any bulky material, notify the Building Management Office reasonably in advance so that elevators may be scheduled and elevator pads may be installed. This protects both your shipment and the elevators. For the convenience of all, elevators may not be used for deliveries during the peak traffic hours of 8:00 a.m. to 9:30 a.m.; 11:30 a.m. to 1:30 p.m.; and 4:30 p.m. to 6:00 p.m.

         2.2. All large deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying the Building Management Office 24 hours in advance. The receiving area can accommodate certain types and sizes of vehicles. All hand trucks used for deliveries must be equipped with rubber bumpers and tires. All deliveries are to be made/received at the rear entrance of the Building in the designated Loading/Delivery area.

         2.3. The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner's expense.

         2.4. Building operating personnel are not authorized to receipt for shipments to or from the Building.

                    III. GENERAL USE OF BUILDING AND PREMISES

         3.1. Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

         3.2. No animals may be brought into or kept in or about the Building or premises. No bicycles may be brought into or kept in the Building, but must be stored, at the sole risk of the individual storing a bicycle, in the bicycle rack located in the underground parking area and/or the parking structure.

         3.3. Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with the Building Management Office for disposal of any unusual trash.

         3.4. If a Tenant's premises becomes infested with vermin due to Tenant's own misuse of the premises, such tenant, at its sole cost and expense, shall cause its premises to be exterminated by such exterminators as shall be approved by the Landlord at such times and to such extent as the Landlord deems necessary to exterminate the vermin.

                            IV. REPAIRS AND SERVICES

         4.1. You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors, and exterior signs. All repairs, installations, or alterations to the Building or its fixtures must first be approved and scheduled by the Building Manager.

         4.2. All requests for work to be done in your Premises by any of the Building Management Staff should be directed to the Building Manager. Building employees are not

                                     1 of 3
                                                           Rules and Regulations
permitted to perform any work outside their regular duties except upon special instructions from the Building Manager.

         4.3. All schedules for the performance of your construction and repair work must be coordinated by the Building Manager to avoid conflicts with various building construction and maintenance schedules. Tenants must inform the Building Manager, at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work certificates of insurance coverage, signed lien waivers, and payment and performance bond in form and substance satisfactory to the Landlord. Work may not begin until such requirements have been satisfied.

         4.4. Landlord shall purchase and install, at your expense, all lamps, tubes, bulbs, starters and ballasts, at competitive prices. Tenant may elect, upon notice to Landlord, to replace all said items itself at its expense.


                         V. FLOOR LOAD - HEAVY MACHINERY

         5.1 You may not place a load upon any floor in the Premises or Building exceeding the floor load which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and positions of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. You shall place and maintain your business machines and mechanical equipment in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. You may not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable. Notwithstanding the foregoing, proper placement of all such business machines, etc. in the Premises shall be your responsibility as Tenant.

         5.2. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, you must employ only persons holding a Master Rigger's License to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at your own sole risk and hazard and you, as Tenant, will defend, exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

                VI. ELECTRICAL SYSTEM: ENERGY CONSERVATION: WATER

         6.1. In order to assure that the Building's electrical standards are not exceeded and to avert possible adverse effect on the Building's electric system, you may not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand-held or desk top calculators, dictaphones, office computers and copies.

         6.2. Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or as may be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

         6.3. If you shall use water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure your water consumption for all water purposes. In the latter event, you shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. You agree to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from you as an additional charge.

         6.4. The windows of the Building are designed for superior insulation and to reduce glare. Building standard blinds or drapes present and elegant appearance and contribute to the effectiveness of the Building's heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun's rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

                           VII. SIGNS AND ADVERTISING

         Except as hereinafter provided, you may not place on the exterior of the premises (including both interior and exterior surfaces or doors and interior surfaces of windows) or on any part of the Building outside the premises, any signs, symbol, advertisement or the like visible to the public view outside of the premises. Landlord shall withhold consent for signs or lettering on the entry doors to the premises, unless such signs conform to Building standards adopted by

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Landlord. All signage must be in accordance with a plan or sketch of the sign to be placed on such entry doors submitted to and approved by Landlord in advance. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed your name and the location of the premises in the Building. Neither Landlord's name, nor the name of the Building shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

                   VIII. LIFE SAFETY AND EMERGENCY PROCEDURES

         In case of emergency situations such as power failure, water leaks or serious injury, call the Building Management Office immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call the Building Management Office

                           IX. SMOKE FREE ENVIRONMENT

         Smoking is not permitted in the Building.

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